Exhibit 99.1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, incurred in connection with the sale of the Company’s ordinary shares. All such amounts will be borne by Osmotica Pharmaceuticals plc.

Legal fees and expenses	$527,000
Accounting fees and expenses	$75,000
Printing expenses	$25,000
Miscellaneous fees and expenses	$37,500
Total	$664,500